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Exhibit 4.23

Newtex Holdings Limited

Taomee Holdings Limited

Qiming Venture Partners II, L.P.

Qiming Venture Partners II-C, L.P.

Qiming Managing Directors Fund II, L.P.

Concord IX Venture Capital Co., Ltd.

and

Concord Consulting Inc.

Share Transfer Agreement
Dated as of October 20, 2011

 INDEX

1.	INTERPRETATION	1
2.	TRANSFER OF SHARES	2
3.	CONSIDERATION	2
4.	REPRESENTATIONS AND WARRANTIES	2
5.	COMPLETION	3
6.	POST COMPLETION EFFECT	3
7.	FURTHER ASSURANCE AND ASSISTANCE	3
8.	ENTIRE AGREEMENT	3
9.	NOTICES AND OTHER COMMUNICATIONS	4
10.	COSTS AND EXPENSES	4
11.	COUNTERPARTS	4
12.	GOVERNING LAW	4
13.	AMENDMENTS	4
14.	SUCCESSORS AND ASSIGNS	4
SCHEDULE 1 NEWTEX SHARES		1-1
SCHEDULE 2		2-A-1

        THIS SHARE TRANSFER AGREEMENT (the "Agreement") is made and entered into as of October 20, 2011 by and among

(1)
Newtex Holdings Limited of Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands ("Newtex");

(2)
Taomee Holdings Limited of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands ("Taomee");

(3)
Qiming Venture Partners II, L.P., Qiming Venture Partners II-C, L.P. and Qiming Managing Directors Fund II, L.P., of 11400 SE Sixth Street, Suite 100 Bellevue, Washington 98004, USA (collectively "Qiming Funds"); and

(4)
Concord IX Venture Capital Co., Ltd. and Concord Consulting Inc., of 11F, 132 Min Sheng E. Road, Sec 3, Taipei 10596, Taiwan (collectively "Concord Group").

PRELIMINARY

(A)
WHEREAS, immediately prior to the Completion (as defined below), Taomee, Qiming Funds and Concord Group respectively own 395,837, 381,196 and 56,307 ordinary shares of Newtex, representing 47.50%, 45.74% and6.76% of the outstanding shares of Newtex;

(B)
WHEREAS, Taomee and Newtex respectively owns 993,340 and 993,340 ordinary shares of Elyn Corporation of Portcullis TrustNet(Cayman)Ltd., Marquee Place, Suite 300, 430 West Bay Road, P.O. Box 32052, Grand Cayman KY1-1208, Cayman Island, British West Indies ("Elyn"), representing 19.50% and 19.50% of the outstanding shares of Elyn;

(C)
WHEREAS, Taomee desires to transfer all of its 395,837 shares in Newtex (the "Newtex Shares"), representing an indirect interest of 9.26% of the outstanding shares of Elyn, to Qiming Funds and Concord Group, on the terms and conditions set forth in this Agreement; and

(D)
WHEREAS, in connection therewith and as consideration therefor, Newtex desires to transfer to Taomee its 471,709 shares in Elyn (the "Elyn Shares"), representing 9.26% of the outstanding shares of Elyn, on the terms and conditions set forth in this Agreement.

IT IS AGREED AS FOLLOWS :

1.     INTERPRETATION

1.1
In this Agreement, unless the context otherwise requires, the following expressions shall have the respective meanings set opposite thereto:

  "Completion" shall have meaning ascribed to it in Section 5 of this Agreement;

  "Completion Date" means the date on which Completion takes place;

  "Encumbrance" means any mortgage, charge, pledge, lien, option, right to acquire, assignment by way of security, trust arrangement for the purpose of providing security or any other security interest of any kind, including retention arrangements, any rights exercisable by third parties and any agreement to create any of the foregoing;

  "Hong Kong" means the Hong Kong Special Administrative Region of the PRC;

  "PRC" means the People's Republic of China; and

1.2
Any reference to a Clause, sub-clause or Schedule (other than to a Schedule to a statutory provision) is a reference to a Clause or a sub-clause or Schedule to this Agreement and the Schedules form part of and are deemed to be incorporated into this Agreement.

1.3
Words denoting the singular number or the masculine shall include the plural or the feminine or neuter and vice versa.

1.4
Any reference to an ordinance, statute, legislation or enactment shall be construed as a reference to such ordinance, statute, legislation or enactment as may be amended or re-enacted from time to time and for the time being in force.

1.5
The headings to the Clauses of this Agreement are for ease of reference only and shall be ignored in interpreting this Agreement.

2.     TRANSFER OF SHARES

2.1
Subject to the terms and conditions set forth in this Agreement, Taomee agrees to transfer to Qiming Funds and Concord Group, and Qiming Funds and Concord Group, severally and not jointly, each agrees to accept from Taomee such number of the Newtex Shares set forth against each of their respective names in Schedule 1 free from all Encumbrances.

2.2
Subject to the terms and conditions set forth in this Agreement, Newtex agrees to transfer to Taomee, and Taomee agrees to accept from Newtex such number of the Elyn Shares free from all Encumbrances.

3.     CONSIDERATION

3.1
Qiming Funds and Concord Group will own the Newtex Shares upon the transfer of the Newtex Shares, and will direct Newtex to transfer the Elyn Shares to Taomee, as the consideration of the transfer of the Newtex Shares in Section 2.1.

3.2
Taomee will own the Elyn Shares upon the transfer of the Elyn Shares, and will transfer all of its 395,837 shares in Newtex to Qiming Funds and Concord Group according to Schedule 1, as the consideration of the transfer of the Elyn Shares in Section 2.2.

4.     REPRESENTATIONS AND WARRANTIES

4.1
Taomee hereby represents, warrants and undertakes to Qiming Funds and Concord Group that each of the matters set out in Schedule 2, Part A (each of the warranties being hereinafter referred to as a "Taomee Warranty" and together as the "Taomee Warranties") is true and correct in all respects as at the date of this Agreement and as at the Completion Date.

4.2
Newtex hereby represents, warrants and undertakes to Taomee that each of the matters set out in Schedule 2, Part B (each of the warranties being hereinafter referred to as a "Newtex Warranty" and together as the "Newtex Warranties") is true and correct in all respects as at the date of this Agreement and as at the Completion Date.

4.3
Each of Qiming Funds and Concord Group, separately and not jointly, hereby represents, warrants and undertakes to Taomee, and Taomee (each of Taomee, Qiming Funds and Concord Group with respect to this Section 4.3, a "Transferee") hereby represents, warrants and undertakes to Newtex, that each of the matters set out in Schedule 2, Part C (each of the warranties being hereinafter referred to as a "Transferee Warranty" and together as the "Transferee Warranties") is true and correct in all respects as at the date of this Agreement and as at the Completion Date.

4.4
Each of the Warranties set out in each sub-paragraph of Schedule 2 hereto shall be separate and independent and save as expressly provided shall not be limited by reference to any other sub-paragraph or anything in this Agreement or the Schedules hereto.

4.5
Qiming Funds and Concord Group's rights in respect of each of the Taomee Warranties shall survive Completion and continue in full force and effect for two (2) years after Completion.

4.6
Taomee's rights in respect of each of the Newtex Warranties shall survive Completion and continue in full force and effect for two (2) years after Completion.

4.7
Taomee and Newtex's rights in respect of each of the Transferee Warranties shall survive Completion and continue in full force and effect for two (2) years after Completion.

5.     COMPLETION

  Completion shall take place at 16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District Shanghai 200233, People's Republic of China, the office of Taomee, or such other place as the parties to this Agreement may agree forthwith upon the execution of this Agreement by all parties, when all the following conditions will have been met:

5.1
The execution and delivery of duly signed instrument of transfer for the transfer of (i) the Newtex Shares to Qiming Funds and Concord Group and (ii) the Elyn Shares to Taomee;

5.2
The due execution and delivery by the respective transferor of the authorizations of Newtex and Elyn of the transfer of the Newtex Shares and Elyn Shares, as applicable;

5.3
The issuance of share certificates by Newtex and a copy of updated share register of Newtex, as signed by a director of Newtex, reflecting the transfer of Newtex Shares to Qiming Funds and Concord Group; and

5.4
The issuance of share certificates by Elyn and a copy of the updated share register of Elyn, as signed by a director of Elyn, reflecting the transfer of Elyn Shares to Taomee.

6.     POST COMPLETION EFFECT

  This Agreement shall remain in full force and effect after and notwithstanding Completion in respect of all obligations, agreements, covenants, undertakings, conditions, representations or warranties which have not been done, observed or performed at or prior to Completion and the parties may take action for any breach or non-fulfilment of any of such obligations, agreements, covenants, undertakings, conditions, representations or warranties either before or after Completion (whether or not such breach or non-fulfilment may have been known to or discoverable by the Subscribers prior to Completion), it being agreed that Completion shall not be deemed to constitute a waiver of or operate as an estoppel against any right to take any such action.

7.     FURTHER ASSURANCE AND ASSISTANCE

  The parties to this Agreement shall do, execute and perform and shall procure to be done, executed and performed all such further acts, deeds, documents and things as the other party may reasonably require from time to time effectively to give the other party the full benefit of this Agreement.

8.     ENTIRE AGREEMENT

  This Agreement, any agreement, document or instrument referred to herein among the parties hereto together constitute the entire agreement and understanding among the parties in connection with the subject matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and none of the parties has relied on any such proposals, representations, warranties, agreements or undertakings. In the event of a conflict between the terms and conditions of this Agreement and any previous proposals, representations, warranties, agreements or undertakings, the terms and conditions of this Agreement shall prevail.

9.     NOTICES AND OTHER COMMUNICATIONS

  Any and all notices required or permitted under this Agreement shall be given in writing in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation, or (c) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service.

10.   COSTS AND EXPENSES

  Each party shall bear its own legal and professional fees, costs and expenses incurred in the negotiation, preparation and execution of this Agreement and all documents contemplated hereby.

11.   COUNTERPARTS

  This Agreement may be executed in counterparts and all counterparts together shall constitute one and the same document.

12.   GOVERNING LAW

  This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong, and the parties submit to the non-exclusive jurisdiction of the Hong Kong courts.

13.   AMENDMENTS

  This Agreement may not be amended, modified or supplemented, except in a written agreement signed by each of the parties hereto.

14.   SUCCESSORS AND ASSIGNS

  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(Signature page to follow)

        IN WITNESS whereof the parties hereto have executed this Agreement the day and year first above written.

NEWTEX HOLDINGS LIMITED
By:	/s/ JP GAN
Name:	JP Gan
Title:	Director
TAOMEE HOLDINGS LIMITED
By:	/s/ BENSON HAIBING WANG
Name:	Benson Haibing Wang
Title:	Chief Executive Officer and Director
CONCORD IX VENTURE CAPITAL CO., LTD.
By:	/s/ CHOW PON-CHI
Name:	Chow Pon-chi
Title:	Chairman
CONCORD CONSULTING INC.
By:	/s/ CHOW PON-CHI
Name:	Chow Pon-chi
Title:	Chairman

QIMING VENTURE PARTNERS II, L.P., a Cayman Islands exempted limited partnership
By:	QIMING GP II, L.P. a Cayman Islands exempted limited partnership
Its:	General Partner
By:	QIMING CORPORATE GP II, LTD. a Cayman Islands corporation
Its:	General Partner
By:	/s/ ROBERT HEADLY
Its:	Managing Director

QIMING VENTURE PARTNERS II-C, L.P., a Cayman Islands exempted limited partnership
By:	QIMING GP II, L.P. a Cayman Islands exempted limited partnership
Its:	General Partner
By:	QIMING CORPORATE GP II, LTD. a Cayman Islands corporation
Its:	General Partner
By:	/s/ ROBERT HEADLY
Its:	Managing Director

QIMING MANAGING DIRECTORS FUND II, L.P., a Cayman Islands exempted limited partnership
By:	QIMING CORPORATE GP II, LTD., a Cayman Islands corporation
By:	/s/ ROBERT HEADLY
Its:	Managing Director

 SCHEDULE 1

NEWTEX SHARES

Transferee	Number of Newtex Shares to Be Transferred
Qiming Venture Partners II, L.P.	312,936
Qiming Venture Partners II-C, L.P.	27,403
Qiming Managing Directors Fund II, L.P.	4,554
Concord IX Venture Capital Co., Ltd.	35,661
Concord Consulting Inc.	15,283

TOTAL	395,837

1-1

 SCHEDULE 2

PART A

TAOMEE WARRANTIES

1.
Taomee is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted.

2.
Taomee has full power and authority, and has obtained all necessary consents and approvals, to enter and deliver this Agreement and any other document or agreement contemplated by this Agreement, and to exercise its rights and perform its obligations hereunder and all corporate and other actions required to authorise its execution of this Agreement and any other document or agreement contemplated by this Agreement and its performance of its obligations hereunder have been duly taken.

3.
When executed and delivered by Taomee, this Agreement will constitute a valid and legally binding obligation of Taomee, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4.
The execution, delivery and performance of this Agreement by Taomee does not and shall not:

(a)
violate in any respect the laws and documents incorporating and constituting Taomee;

(b)
result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any agreement or other undertaking to which Taomee is a party or which is binding upon it or any of its assets; or

(c)
violate any agreement or other undertaking to which Taomee is a party or which is binding upon it or any of its assets.

5.
Taomee is the sole beneficial owner of the Newtex Shares and has valid title to the Newtex Shares, free and clear of any and all Encumbrances.

6.
No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other third party on the part of Newtex will be required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby which has not already been secured or effected or will be secured or effected prior to the Completion.

2-A-1

 PART B

NEWTEX WARRANTIES

1.
Newtex is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted.

2.
Newtex has full power and authority, and has obtained all necessary consents and approvals, to enter and deliver this Agreement and any other document or agreement contemplated by this Agreement, and to exercise its rights and perform its obligations hereunder and all corporate and other actions required to authorise its execution of this Agreement and any other document or agreement contemplated by this Agreement and its performance of its obligations hereunder have been duly taken.

3.
When executed and delivered by Newtex, this Agreement will constitute a valid and legally binding obligation of Newtex, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4.
The execution, delivery and performance of this Agreement by Newtex does not and shall not:

(a)
violate in any respect the laws and documents incorporating and constituting Newtex;

(b)
result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any agreement or other undertaking to which Newtex is a party or which is binding upon it or any of its assets; or

(c)
violate any agreement or other undertaking to which Newtex is a party or which is binding upon it or any of its assets.

5.
Newtex is the sole beneficial owner of the Elyn Shares and has valid title to the Elyn Shares, free and clear of any and all Encumbrances.

6.
No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other third party on the part of Newtex will be required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby which has not already been secured or effected or will be secured or effected prior to the Completion.

2-B-1

 PART C

THE TRANSFEREE WARRANTIES

1.
Such Transferee is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted.

2.
Such Transferee has full power and authority, and has obtained all necessary consents and approvals, to enter and deliver this Agreement and any other document or agreement contemplated by this Agreement, and to exercise its rights and perform its obligations hereunder and all corporate and other actions required to authorise its execution of this Agreement and any other document or agreement contemplated by this Agreement and its performance of its obligations hereunder have been duly taken.

3.
When executed and delivered by the Purchaser, this Agreement and any other document or agreement contemplated by this Agreement will constitute a valid and legally binding obligation of such Transferee, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4.
The execution, delivery and performance of this Agreement and any other document or agreement contemplated by this Agreement by such Transferee does not:

(a)
violate in any respect the laws and documents incorporating and constituting such Transferee;

(b)
result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any agreement or other undertaking to which such Transferee is a party or which is binding upon it or any of its assets; or

(c)
violate any agreement or other undertaking to which such Transferee is a party or which is binding upon it or any of its assets.

5.
No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other third party on the part of such Transferee will be required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby which has not already been secured or effected or will be secured or effected prior to the Completion.

2-C-1

QuickLinks

  Exhibit 4.23
Newtex Holdings Limited Taomee Holdings Limited Qiming Venture Partners II, L.P. Qiming Venture Partners II-C, L.P. Qiming Managing Directors Fund II, L.P. Concord IX Venture Capital Co., Ltd. and Concord Consulting Inc.
INDEX
SCHEDULE 1 NEWTEX SHARES
SCHEDULE 2
PART A
TAOMEE WARRANTIES
PART B
NEWTEX WARRANTIES
PART C
THE TRANSFEREE WARRANTIES